UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2006

SPARTAN STORES, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of principal executive offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement

          As previously announced, Spartan Stores, Inc. (the "Company") has appointed Derek Jones as Executive Vice President, Supply Chain. His employment commenced on September 18, 2006, when the Company entered into an Employment Agreement and Severance Agreement with Mr. Jones.

          Under the terms of the Employment Agreement, Mr. Jones will receive a salary of $260,000, subject to annual review, and will be eligible to participate in the Company's bonus programs for executive officers. For the first year of his employment, Mr. Jones will receive a guaranteed bonus equivalent to 50% of his base salary. If the Company terminates Mr. Jones' employment for reasons other than death, disability or cause (as defined in the employment agreement), or if the employment is terminated by the officer for good reason (as defined in the employment agreement), the Company will continue the officer's salary and health coverage for one year and will provide outplacement assistance.

          The Severance Agreement provides that if Mr. Jones' employment with the company terminates for reasons other than a nonqualifying termination during a defined period after a change in control of the Company, then he will receive (1) payment of his unpaid base salary through the date of termination; (2) any earned or payable benefit awards and bonus payments pursuant to any plans; (3) the officer's target bonus under Spartan Stores' Annual Incentive Plan, pro rated for the time the officer was employed in the fiscal year of termination; (4) the amount of salary and estimated bonus that would have been payable to the officer had his or her employment continued for an additional 24 months; (5) continuation for 24 months of the health, dental, prescription drug, and life insurance coverage for Mr. Jones, his spouse, and covered dependents; (6) financial and tax planning benefits; and (7) certain outplacement services. The Severance Agreement further provides that any of Mr. Jones' unvested stock options will vest and all restrictions on ownership of stock previously issued will lapse. The Severance Agreement also provides gross up payments if the payments under the agreement cause excise taxes under the Internal Revenue Code to be payable by the officer.

          The Board of Directors of the Company approved grants of 6,000 stock options and 8,750 shares of restricted stock to Mr. Jones under the Company's 2001 Stock Incentive Plan effective upon commencement of his employment, September 18, 2006. The option exercise price is $17.23 per share.

          This Item 1.01 contains a brief description of certain definitive agreements which are deemed to be material under Securities and Exchange Commission regulations because they are contracts with an officer. This description is qualified in its entirety by reference to the actual contracts, which are filed as exhibits to this filing.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

10.1

Form of Employment Agreement between Spartan Stores, Inc. and certain executive officers. Previously filed as an exhibit to Spartan Stores' Quarterly Report on Form 10-Q for the quarter ended September 11, 2004. Here incorporated by reference.

10.2

Form of Executive Severance Agreement between Spartan Stores, Inc. and certain executive officers. Previously filed as an exhibit to Spartan Stores' Quarterly Report on Form 10-Q for the quarter ended September 11, 2004. Here incorporated by reference.

		10.3	Form of Stock Option Grant to Officers. Previously filed as an exhibit to Spartan Stores' Current Report on Form 8-K on May 16, 2006. Here incorporated by reference.

		10.4	Form of Restricted Stock Award to Officers. Previously filed as an exhibit to Spartan Stores' Current Report on Form 8-K on May 16, 2006. Here incorporated by reference.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 21, 2006	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

10.1

Form of Employment Agreement between Spartan Stores, Inc. and certain executive officers. Previously filed as an exhibit to Spartan Stores' Quarterly Report on Form 10-Q for the quarter ended September 11, 2004. Here incorporated by reference.

10.2

Form of Executive Severance Agreement between Spartan Stores, Inc. and certain executive officers. Previously filed as an exhibit to Spartan Stores' Quarterly Report on Form 10-Q for the quarter ended September 11, 2004. Here incorporated by reference.

10.3	Form of Stock Option Grant to Officers. Previously filed as an exhibit to Spartan Stores' Current Report on Form 8-K on May 16, 2006. Here incorporated by reference.

10.4	Form of Restricted Stock Award to Officers. Previously filed as an exhibit to Spartan Stores' Current Report on Form 8-K on May 16, 2006. Here incorporated by reference.